Exhibit 10.1

May 11, 2009

Emrise Corporation

9485 Haven Avenue, Suite 100

Rancho Cucamonga, California 91730

Attn:  John Donovan, Vice President Finance and Administration

Re:  Credit Agreement – Covenant Waivers

Dear Mr. Donovan:

Reference is made to that certain Credit Agreement, dated as of November 30, 2007 (as amended, restated, supplemented, or modified from time to time, the “Credit Agreement”), by and among GVEC RESOURCE IV INC. (“Agent”), as Agent and as a Lender, EMRISE CORPORATION, a Delaware corporation (“Parent”), and Parent’s Subsidiaries that are signatories hereto (collectively with Parent, “Borrowers”).  Capitalized terms, which are used herein but not defined herein, shall have the meanings ascribed to them in the Credit Agreement.

Borrowers have failed to comply with the following: (i) Sections 6.16(a), (b) and (c) of the Credit Agreement for Borrowers’ fiscal quarter end March 31, 2009, and (ii) Section 2.6(c) of the Credit Agreement with respect to interest payments due and owing on April 1, 2009 (which amounts were subsequently paid by Borrowers in May 2009); such failures constitute Events of Default (collectively, the “Designated Events of Default”) under the Credit Agreement.  Borrowers have requested that Agent waive the Designated Events of Default on the terms and conditions set forth herein.

By Borrowers’ signature below, Borrowers hereby agree to the following:

1.             Agent hereby waives the Designated Events of Default, provided that Borrowers (i) execute and deliver a copy of this letter agreement to Agent no later than the date of this letter and (ii) pay to Lender by wire transfer in immediately available funds no later than the date of this letter a waiver fee in the amount of $50,000.

2.             The waiver set forth in Section 1 of this letter is not a waiver of any subsequent Default or Event of Default of the same provisions of the Credit Agreement, nor is it a waiver of any other current or future Default or Event of Default.  Agent is not obligated to provide this or any other waiver of the default rights of the Lender Group.

3.             The $50,000 waiver fee is fully earned and immediately payable as of the date of this letter and no portion of such waiver fee shall be refundable for any reason, or applied to the outstanding balance of the Term Loans or any other amounts owing under the Credit Agreement.

4.             This letter agreement may be executed in any number of counterparts which, when taken together, shall constitute but one agreement.  Delivery of an executed counterpart of this letter agreement by telefacsimile shall be equally effective as delivery of a manually executed counterpart.

Please indicate your agreement to the foregoing by executing a copy of this letter agreement in the space below.

GVEC RESOURCE IV INC., as Agent and a Lender

By:	/s/ Robert P. Mosier
Robert P. Mosier, Receiver for Private Equity Management Group, Inc., Private Equity Management Group, LLC, and related entities and affiliates, Authorized Party

CONSENTED AND AGREED TO:

EMRISE CORPORATION

By:	/s/ John Donovan
Title:	V.P. Finance and Administration

EMRISE ELECTRONICS CORPORATION

By:	/s/ John Donovan
Title:	Chief Financial Officer

CXR LARUS CORPORATION

By:	/s/ John Donovan
Title:	Chief Financial Officer

RO ASSOCIATES INCORPORATED

By:	/s/ John Donovan
Title:	Chief Financial Officer

CUSTOM COMPONENTS, INC.

By:	/s/ John Donovan
Title:	Treasurer

ADVANCED CONTROL COMPONENTS, INC.

By:	/s/ John Donovan
Title:	Treasurer